UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012 (February 14, 2012)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ		08855-6820
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 14, 2012, WABCO Holdings Inc. (NYSE: WBC) (the “Company”) approved the following actions:

Special Time-Based Restricted Stock Unit Awards to Certain Named Executive Officers

The Company made special grants of 8,497 restricted stock units to Jean-Christophe Figueroa, Vice President – Vehicle Control Systems, and 4,249 restricted stock units to Nikhil M. Varty, Vice President – Compression and Braking. These special restricted stock unit awards were made in addition to the regular annual equity awards that the Company granted to each of its named executive officers on the same date. As disclosed in its annual proxy statement, the Company traditionally awards a combination of stock options and restricted stock units to each of its named executive officers pursuant to the Long-Term Incentive Program under its 2009 Omnibus Incentive Plan. The regular annual equity awards generally vest, subject to continued employment with the Company, in three annual increments on each of the first three anniversaries of the date of grant. The special restricted stock units awarded to Messrs. Varty and Figueroa will vest, subject to continued employment with the Company, on February 14, 2015, three years from the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	WABCO HOLDINGS INC.

	By:	/s/ Vincent Pickering
Name: Vincent Pickering
Title: Chief Legal Officer and Secretary